Exhibit 99.1

FTAI Aviation Announces CFO Transition

NEW YORK – March 6, 2026 – FTAI Aviation Ltd. (NASDAQ: FTAI) (“FTAI” or the “Company”) today announced that Nicholas McAleese has been appointed Chief Financial Officer, and Michael Hazan has been appointed Chief Accounting Officer, both effective immediately.

Mr. McAleese, FTAI’s Senior Vice President of FP&A, and Mr. Hazan, FTAI’s Senior Vice President, Controller, succeed Eun (Angela) Nam as Chief Financial Officer and Chief Accounting Officer, respectively. Ms. Nam is departing FTAI to pursue a new opportunity at a public company outside the aviation industry and will work closely with Mr. McAleese and Mr. Hazan in an advisory capacity to support a smooth transition.

“We are pleased to appoint Nicholas as CFO and Mike as CAO after their many years of contribution to FTAI’s growth and operational excellence,” said Joe Adams, Chairman and CEO. “Nicholas brings strong financial leadership and a deep understanding of our business, and Mike brings extensive expertise in public company accounting, reporting and controls. Together, they are exceptionally well‑equipped to lead our finance and accounting team and support FTAI’s continued growth.”

Since joining the company in 2022, Mr. McAleese has played a key role in building out core corporate finance functions and financial planning and analysis. Mr. Hazan joined the Company in 2017 and has played a leadership role on all accounting, financial reporting and operational efforts.

Mr. Adams continued, “On behalf of the Board and our leadership team, I would like to thank Angela for her meaningful contributions to FTAI over the last twelve years. She has been a valued colleague, and we wish her the best in her next chapter.”

Ms. Nam added, “I would like to thank Joe and the entire FTAI team for their support during my time at the Company. It has been a pleasure to work with such talented and dedicated colleagues, and I am committed to ensuring a seamless transition.”

About Nicholas McAleese

Mr. McAleese is the Chief Financial Officer of FTAI Aviation. Since joining FTAI in 2022, Mr. McAleese has focused on financial planning and analysis and corporate finance. Prior to joining FTAI, Mr. McAleese held various roles at BHG Financial, Breather and PwC focused on public accounting, real estate and capital markets. Mr. McAleese holds a B.A. in Economics from Trinity College Dublin and is both a Chartered Financial Analyst and a Certified Public Accountant.

About Michael Hazan

Mr. Hazan is the Chief Accounting Officer of FTAI Aviation. From 2024 to 2026, Mr. Hazan served as Senior Vice President, Controller where he oversaw the Company’s accounting, financial reporting and operational efforts. From 2017 to 2024, Mr. Hazan held various roles within Fortress Investment Group primarily focused on accounting and financial reporting, including for the Company. Prior to this, he worked in PwC’s audit practice for over six years, most recently as an Assurance Manager. Mr. Hazan holds a M.S. in Accounting and a B.S. in Business Management, Accounting from Babson College and is a Certified Public Accountant.

About FTAI

FTAI combines advanced turbine technology and asset ownership to power the world’s most essential markets. Additional information is available at https://www.ftaiaviation.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained and such differences may be material. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.ftaiaviation.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions, or circumstances on which any statement is based. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities. Nothing on the Company’s website is included or incorporated by reference herein.

For further information, please contact:

Alan Andreini
Investor Relations
FTAI Aviation Ltd.
(646) 734-9414
aandreini@ftaiaviation.com

Media:
Tim Lynch / Kelly Sullivan
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449